Exhibit 99.5

BENEFICIAL OWNER ELECTION FORM

                    The undersigned acknowledges receipt of your letter and the enclosed materials referred to therein relating to the grant of nontransferable subscription rights (the “Subscription Rights”) to purchase shares of voting common stock, no par value per share (the “Voting Common Stock”), of Trinity Capital Corporation (the “Company”).

                    With respect to any instructions to exercise (or not to exercise) Subscription Rights, the undersigned acknowledges that this form must be completed and returned such that it will be received by you by 5:00 p.m., Eastern Daylight Time, on November 2, 2017, the last business day prior to the scheduled expiration date of the Rights Offering.

                    This will instruct you whether to exercise Subscription Rights to purchase shares of the Company’s Voting Common Stock distributed with respect to the shares of the Company’s Voting Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus, dated September [__], 2017, and the related “Instructions as to Use of Trinity Capital Corporation Rights Certificates.”

CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION

Box 1.          ☐  Please DO NOT EXERCISE RIGHTS for shares of Voting Common Stock.

Box 2.          ☐  Please EXERCISE RIGHTS for shares of Voting Common Stock as set forth below:

                    A. Number of Shares of Voting Common Stock Being Purchased:

                    Basic Subscription Right

                    I exercise:          ____________ subscription rights

                    Therefore, pursuant to my Basic Subscription Right, I subscribe for:

                    _______________            x               $4.75                          =      $_______________
                    (no. of your new shares)             (subscription price)                 (basic subscription amount)

                    Over-subscription Privilege

                              If you fully exercise your Basic Subscription Right and wish to subscribe for additional shares of  Voting Common Stock, subject to availability and the limitations described in the Prospectus.

                    Pursuant to my over-subscription privilege, I subscribe for:
                    _______________            x                 $4.75                          =         $_______________
                    (no of shares)                                  (subscription price)                   (over-subscription amount)

                    Total Payment Required

                    $_______________          +          $_______________          =          $_______________
                    (basic subscription amount)          (over-subscription amount)          (total amount required)

Box 3.          ☐  Total Exercise Price Payment Enclosed:          $___________________________

(The total of the above box must equal the total amount
required for the basic subscription amount and
over-subscription amount specified above)

If sufficient shares of Voting Common Stock are available, the Company will seek to honor your exercise of the over-subscription privilege request in full, after accepting subscriptions in the directed share program as described in the Prospectus, dated September [__], 2017.  However, the Company reserves the right to accept or reject, in whole or in part, any over-subscription requests.  If over-subscription requests exceed the number of shares of Voting Common Stock available, the Company reserves the right to determine in its sole discretion the manner in which the shares of the Voting Common Stock being offered are allocated.

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•	irrevocably elect to purchase the number of shares of Voting Common Stock indicated above upon the terms and conditions specified in the Prospectus; and

•	agree that if I (we) fail to pay for the shares of Voting Common Stock that I (we) have elected to purchase, you may exercise any remedies available to you under the law.

Name of beneficial owner(s): _____________________________________________________________________

Signature of beneficial owner(s): __________________________________________________________________

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation, or another acting in a fiduciary or representative capacity, please provide the following information:

Name: ______________________________________________________________________________________

Capacity: ____________________________________________________________________________________

Address (including Zip Code): ___________________________________________________________________

Telephone Number: ____________________________________________________________________________